Exhibit 10.3

CONSULTING AGREEMENT

CONSULTING AGREEMENT entered into as of the 11th day of December, 2002, by and between Conquer Creek Holdings, Inc., a Colorado corporation located at P.O. Box 85, Granby, Colorado 80446 (the “Consultant”), and Pemco Aviation Group, Inc., a Delaware corporation located at 1943 North 50th Street, Birmingham, Alabama 35212 (the “Company”).

WHEREAS, the Company desires to engage the Consultant, and the Consultant wishes to be engaged by the Company, for the services described herein; and

WHEREAS, the Company and the Consultant desire to enter into an agreement providing for the rendering of such services by the Consultant to the Company on the terms and conditions herein stated.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto intending to be legally bound do hereby agree as follows:

1.	Engagement. The Company hereby engages the Consultant for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide the Consulting Services (as hereinafter defined) to the Company. In consideration of the remuneration herein specified the Consultant accepts such engagement and agrees to perform the Consulting Services.

2.	Term. The engagement hereunder shall be for a term commencing on the date hereof and expiring six (6) months after the date hereof (the “Term”).

3.	Services to be Performed. The Consultant will periodically make himself reasonably available to the Company to provide consultation with respect to issues that may arise from time to time concerning aspects of the Company’s business with which the Consultant has particular expertise or experience (the “Consulting Services”); provided, however, that the Consultant’s duties shall not require his services more than one day per month. The Consultant shall not be required to follow any formal schedule of duties or assignments and will be responsible for managing his own time. In performing the Consulting Services, the Consultant shall not be required to travel.

4.	Compensation; Expense Reimbursement.

4.1	In consideration of the Consultant’s services hereunder, the Consultant shall be paid a fee (the “Consulting Fee”) equal to $100,000, which Consulting Fee shall be paid to the Consultant by the Company in equal monthly installments commencing on the date hereof, and thereafter on the monthly anniversary of the date hereof for each of the next five months.

4.2	The Company shall reimburse the Consultant for all expenses incurred in connection with the Consulting Services to be provided by the Consultant hereunder.

5.	Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile or electronic transmission; provided that the facsimile or electronic transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

5.1	If to the Consultant:

Conquer Creek Holdings, Inc. P.O. Box 85

Granby, Colorado 80446

Fax. No.: (970) 887-3034

5.2	If to the Company: Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham Alabama 35212

Fax. No.:

or to such other address(es) as shall be furnished in writing by any such party to the other party hereto in accordance with the provisions of this Section 5.

6.	Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements with regard to the subject matter hereof, whether written or oral, other than the Section VIII.F. of the Executive Employment Agreement between the Company and Matthew L. Gold dated June 1, 1993, as amended March 11, 1994 and September 7, 1999. This Agreement may not be amended or revised except by a writing signed by the parties.

7.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other.

8.	Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

9.	Severability. The provisions of this Agreement are severable, and the invalidity of any provision(s) shall not affect the validity of any other provision(s).

10.	Waiver. The waiver by either party to this Agreement of a breach of any provision hereof by the other party shall not be construed as a waiver of any subsequent breach.

11.	Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties shall be determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof.

12.	Independent Contractor. The Consultant shall be an independent contractor and shall have no power or authority to bind the Company or to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the Company.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as a sealed instrument as of the date first above written.

CONSULTANT
Conquer Creek Holdings, Inc. By:

By:	/s/ MATTHEW L. GOLD
Name:	Matthew L. Gold Title:

THE COMPANY
Pemco Aviation Group, Inc. By:

By:	/s/ RONALD A. ARAMINI
Name:	Ronald A. Aramini
Title:	President

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